News Release

Ryder Reports Fourth Quarter 2024 Results and Provides 2025 Outlook
Balanced Growth Strategy Delivers Earnings Growth in all Business Segments

Fourth Quarter 2024 Highlights
•GAAP EPS from continuing operations of $3.11, up from $2.74 in prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.45, up from $2.95 in prior year, due to higher earnings across all business segments
•Total revenue of $3.2 billion, up 5%, and operating revenue (non-GAAP) of $2.6 billion, up 7%, reflecting acquisitions

Full-Year 2024 Highlights
•GAAP EPS from continuing operations of $11.06, up from $8.73 in prior year, which reflected a non-cash FMS U.K. business exit charge
•Comparable EPS (non-GAAP) from continuing operations of $12.00, as compared to $12.95 in prior year, reflecting higher earnings in contractual lease, supply chain, and dedicated businesses and weaker market conditions in rental and used vehicle sales
•Adjusted return on equity (ROE) of 16%, compared to 19% in prior year
•Total revenue of $12.6 billion, up 7%, and operating revenue (non-GAAP) of $10.3 billion, up 8%, reflecting acquisitions
•Net cash provided by operating activities from continuing operations of $2.3 billion and free cash flow (non-GAAP) of $133 million

Full-Year 2025 Forecast
•Adjusted ROE (ROE) of 17% - 18%
•Comparable EPS (non-GAAP) of $13.00 - $14.00
•Operating revenue (non-GAAP) expected to increase by approximately 2%
•Net cash provided by operating activities from continuing operations of $2.5 billion and free cash flow (non-GAAP) of positive $300 - $400 million

MIAMI, February 12, 2025 – Ryder System, Inc. (NYSE: R) reported results for the three months ended December 31 as follows:

(In millions, except EPS)	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
	2024	2023	2024	2023	2024	2023
Continuing operations (GAAP)	$181	160	$135	124	$3.11	2.74
Comparable (non-GAAP)	$199	172	$150	134	$3.45	2.95

Total and operating revenue for the three months ended December 31 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2024	2023	Change	2024	2023	Change
Total	$3,189	3,023	5%	$2,617	2,447	7%
Fleet Management Solutions (FMS)	$1,485	1,481	—%	$1,308	1,271	3%
Supply Chain Solutions (SCS)	$1,340	1,301	3%	$1,007	972	4%
Dedicated Transportation Solutions (DTS)	$615	443	39%	$472	324	46%

CEO Comment

"Ryder delivered strong results in 2024 and year-over-year earnings growth during the fourth quarter, despite ongoing freight market headwinds," says Ryder Chairman and CEO Robert Sanchez. "This marks the first quarter in the last eight with year-over-year comparable earnings growth. These results were driven by double-digit earnings growth in each of the segments, reflecting the strength of our contractual lease, supply chain, and dedicated businesses. Our ability to generate ROE of 16% during this extended freight cycle downturn continues to demonstrate consistent execution and the resilience of our transformed business model.

"SCS delivered record fourth-quarter earnings which benefited from higher volumes and optimization efforts in our omnichannel retail vertical. In FMS, lease earnings growth more than offset headwinds in rental and used vehicle sales, resulting in solid pretax earnings as a percentage of operating revenue of 11.6%. DTS also delivered record fourth-quarter earnings reflecting strong performance in our legacy business and the Cardinal acquisition.

"The earnings power of our contractual businesses continues to increase our capital deployment capacity, enabling us to invest in profitable growth and strategic initiatives, while also returning capital to shareholders through buybacks and increased dividends.

"I am proud of our team's ongoing execution of our balanced growth strategy. Our transformed business model is significantly outperforming prior cycles and we are confident that it will continue to deliver higher highs and higher lows, demonstrating the durability of the enhanced model."

Fourth Quarter 2024 Segment Review

Fleet Management Solutions: Earnings Growth from Strong ChoiceLease Performance more than Offsets Weaker Rental Market Conditions

(In millions)	4Q24	4Q23	Change
Total Revenue	$1,485	1,481	—%
Operating Revenue (1)	$1,308	1,271	3%

Earnings Before Tax (EBT)	$152	134	13%
EBT as a % of total revenue	10.2%	9.1%	110 bps
EBT as a % of operating revenue (1)	11.6%	10.6%	100 bps
	10.1%	13.2%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue remained consistent and operating revenue increased 3%
◦Operating revenue reflects higher ChoiceLease revenue, partially offset by lower rental demand
•FMS EBT of $152 million, up 13%
◦Higher ChoiceLease performance, partially offset by weaker rental demand
◦Rental power-fleet utilization was 73%, compared to 75% in prior year, on a 4% smaller average power fleet
◦Used vehicle results were $18 million compared to $22 million in prior year; as used truck and tractor pricing declined 12% and 13%, respectively, from prior year, and declined 3% for trucks and 2% for tractors, sequentially from third quarter of 2024

Supply Chain Solutions: Earnings Growth Reflects Strong Operating Performance

(In millions)	4Q24	4Q23	Change
Total Revenue	$1,340	1,301	3%
Operating Revenue (1)	$1,007	972	4%

Earnings Before Tax (EBT)	$90	57	58%
EBT as a % of total revenue	6.7%	4.4%	230 bps
EBT as a % of operating revenue (1)	8.9%	5.8%	310 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue increased 3% and 4%, respectively
◦Total revenue primarily reflects increased operating revenue
◦Increase in operating revenue driven by acquisitions, partially offset by lower sales activity
•SCS EBT of $90 million, up 58%
◦EBT growth primarily reflects stronger omnichannel retail performance from higher customer volumes and improved productivity

Dedicated Transportation Solutions: Earnings Growth Reflects Acquisition Benefits

(In millions)	4Q24	4Q23	Change
Total Revenue	$615	443	39%
Operating Revenue (1)	$472	324	46%

Earnings Before Tax (EBT)	$34	31	10%
EBT as a % of total revenue	5.5%	6.9%	(140) bps
EBT as a % of operating revenue (1)	7.1%	9.4%	(230) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue increased 39% and operating revenue grew 46%
◦Increases due to acquisition
•DTS EBT of $34 million, up 10%
◦Increase due to acquisition benefits
◦Results continue to benefit from strong performance of legacy business

Corporate Financial Information

Tax Rate
Our effective income tax rate from continuing operations was 25.4%, as compared to 22.5% in the prior year, and our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 24.8%, as compared to 22.1% in the prior year, due to lower discrete tax benefits.

Capital Expenditures, Cash Flow, and Leverage
Full year capital expenditures decreased to $2.7 billion in 2024 compared to $3.3 billion in 2023, primarily reflecting reduced investments in the ChoiceLease fleet due to lower sales activity.

Full year net cash provided by operating activities from continuing operations was $2.3 billion compared to $2.4 billion in 2023, due to timing of vendor payments and prefunding of future required pension contributions. Free cash flow (non-GAAP) of $133 million compared to negative $54 million in 2023, reflects reduced capital expenditures partially offset by lower proceeds from sales of used vehicles and property and lower cash from operating activities.

Debt-to-equity as of December 31, 2024 was 250%, compared to 232% at year-end 2023, and is at the bottom end of the company's long-term target of 250% to 300%.

Outlook

"We expect the positive momentum in our contractual businesses to continue into 2025, contributing to higher earnings in all business segments," says Ryder Chief Financial Officer Cristina Gallo-Aquino. "The high end of our 2025 forecast range assumes continued contractual earnings growth and a very modest improvement in rental demand later in the year. We remain well-positioned to benefit from a cycle upturn in all our business segments and are confident that secular growth trends continue to support long-term revenue and earnings growth."

Full Year 2025
Total Revenue Growth	~2%
Operating Revenue Growth (non-GAAP)	~2%
FY25 GAAP EPS	$12.40 - $13.40
FY25 Comparable EPS (non-GAAP)	$13.00 - $14.00

Adjusted ROE (1)	17% - 18%
Net Cash from Operating Activities from Continuing Operations	~$2.5B
Free Cash Flow (non-GAAP)	$300 - $400M
Capital Expenditures	~$2.7B
Debt-to-Equity	~240%

First Quarter 2025
1Q25 GAAP EPS	$2.15 - $2.40
1Q25 Comparable EPS (non-GAAP)	$2.30 - $2.55
————————————
(1) The non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures Reconciliations at the end of this release.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including: our forecast; our outlook; our expectations regarding market conditions, such as rental demand and weakening used vehicle sales and rental; our expectations regarding the freight cycle, including timing and the impact of the freight cycle on our businesses; our expectations regarding total and operating revenue, earnings per share, comparable earnings per share, adjusted ROE, earnings before income tax, net cash from operating activities from continuing operations, debt-to-equity, capital expenditures, operating cash flow and free cash flow, and the causes of change; our ability to execute our balanced growth strategy; the impact of inflationary pressures; our expectations regarding commercial rental demand and utilization and used vehicle sales volume and pricing; our expectations regarding long-term profitable growth and secular growth trends; our expectations regarding used vehicle inventory and fleet size; our ability to outperform prior cycles; our ability to support organic growth, including growing our contractual lease, dedicated, and supply chain businesses at targeted returns; our expectations regarding strategic investments and acquisitions, including the acquisitions of Cardinal Logistics; our expectations with respect to our actions to increase returns and create long-term value; and our expectations regarding our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include our estimates of the impact of residual value estimates on earnings and depreciation expense that is based in part on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes in general economic and financial conditions in the U.S. and worldwide; supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing, and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, such as tariffs, trade restrictions or trade agreements; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes, and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; our ability to effectively and efficiently integrate acquisitions into our business; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance, and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the most comparable GAAP measure to the non-GAAP financial measure and the reasons why management believes the measure is important to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our Form 10-K, Form 10-Q, and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for February 12, 2025 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-394-8218
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended December 31,		For the year ended December 31,
(In millions, except per share amounts)	2024	2023	2024	2023
Services revenue	$2,098	1,898	8,345	7,297
Lease & related maintenance and rental revenues	990	996	3,835	3,937
Fuel services revenue	101	129	456	549
Total revenues	3,189	3,023	12,636	11,783

Cost of services	1,788	1,628	7,099	6,266
Cost of lease & related maintenance and rental	663	683	2,623	2,684
Cost of fuel services	97	122	441	534
Selling, general and administrative expenses	365	368	1,478	1,421
Non-operating pension costs, net	10	10	41	40
Used vehicle sales, net	(18)	(22)	(72)	(196)
Interest expense	100	84	386	296
Miscellaneous income, net	(5)	(11)	(34)	(47)
Currency translation adjustment loss	—	—	—	188
Restructuring and other items, net	8	1	13	(21)
	3,008	2,863	11,975	11,165

Earnings from continuing operations before income taxes	181	160	661	618
Provision for income taxes	46	36	172	212
Net earnings	$135	124	$489	406

Earnings (loss) per common share — Diluted
Continuing operations	$3.11	2.74	$11.06	8.73
Discontinued operations	0.01	(0.01)	—	(0.01)
Net earnings	$3.12	2.72	$11.06	8.73

Weighted average common shares outstanding — Diluted	43.4	45.4	44.2	46.5

Diluted EPS from continuing operations	$3.11	2.74	$11.06	8.73
Non-operating pension costs, net	0.18	0.16	0.69	0.68
Acquisition costs	0.01	0.04	0.13	0.04
FMS U.K. business exit	—	0.02	—	(0.40)
Currency translation adjustment loss	—	—	—	3.93
Other, net	0.15	(0.01)	0.12	(0.03)
Comparable EPS from continuing operations (1)	$3.45	2.95	$12.00	12.95
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	December 31, 2024	December 31, 2023
Assets:
Cash and cash equivalents	$154	204
Other current assets	2,309	2,061
Revenue earning equipment, net	9,206	8,892
Operating property and equipment, net	1,184	1,217
Other assets	3,819	3,404
	$16,672	15,778

Liabilities and shareholders' equity:
Current liabilities	$2,151	2,066
Total debt (including current portion)	7,779	7,114
Other non-current liabilities (including deferred income taxes)	3,625	3,529
Shareholders' equity	3,117	3,069
	$16,672	15,778

SELECTED KEY RATIOS AND METRICS

	December 31, 2024	December 31, 2023
Debt to equity	250%	232%

	Three months ended December 31,		For the year ended December 31,
(In millions)	2024	2023	2024	2023
Comparable EBITDA (1)	$720	682	$2,776	2,665
Effective interest rate	5.2%	4.9%	5.1%	4.4%

	For the year ended December 31,
(In millions)	2024	2023
Net cash provided by operating activities from continuing operations	$2,265	2,353
Free cash flow (1)	133	(54)
Capital expenditures paid	2,683	3,234
Gross capital expenditures	2,694	3,279

	Twelve months ended December 31,
	2024	2023
Adjusted ROE (2)	16%	19%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended December 31,			For the year ended December 31,
(In millions)	2024	2023	Change	2024	2023	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$890	825	8%	$3,446	3,181	8%
Commercial rental	249	279	(11)%	976	1,178	(17)%
SelectCare and other	169	167	1%	694	694	—%
Fuel services revenue	177	210	(15)%	772	877	(12)%
Fleet Management Solutions	1,485	1,481	—%	5,888	5,930	(1)%
Supply Chain Solutions	1,340	1,301	3%	5,300	4,875	9%
Dedicated Transportation Solutions	615	443	39%	2,446	1,785	37%
Eliminations	(251)	(202)	24%	(998)	(807)	24%
Total revenue	$3,189	3,023	5%	$12,636	11,783	7%

Operating Revenue: (1)
Fleet Management Solutions	$1,308	1,271	3%	$5,116	5,053	1%
Supply Chain Solutions	1,007	972	4%	3,965	3,625	9%
Dedicated Transportation Solutions	472	324	46%	1,870	1,298	44%
Eliminations	(170)	(120)	40%	(685)	(479)	43%
Operating revenue	$2,617	2,447	7%	$10,266	9,497	8%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$152	134	13%	$516	665	(22)%
Supply Chain Solutions	90	57	58%	332	231	44%
Dedicated Transportation Solutions	34	31	10%	125	121	4%
Eliminations	(37)	(23)	61%	(134)	(95)	41%
	239	199	20%	839	922	(9)%
Unallocated Central Support Services	(19)	(17)	(6)%	(71)	(72)	—%
Intangible amortization expense	(21)	(10)	114%	(53)	(35)	52%
Non-operating pension costs, net	(10)	(10)	NM	(41)	(40)	NM
Other items impacting comparability, net	(8)	(2)	NM	(13)	(157)	NM
Earnings from continuing operations before income taxes	181	160	13%	661	618	7%
Provision for income taxes	46	36	27%	172	212	(19)%
Earnings from continuing operations	$135	124	9%	$489	406	21%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.

Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended December 31,			For the year ended December 31,
(In millions)	2024	2023	Change	2024	2023	Change
Fleet Management Solutions

FMS total revenue	$1,485	1,481	—%	$5,888	5,930	(1)%
Fuel services revenue	(177)	(210)	(15)%	(772)	(877)	(12)%
FMS operating revenue (1)	$1,308	1,271	3%	$5,116	5,053	1%

Segment earnings before income taxes	$152	134	13%	$516	665	(22)%

FMS earnings before income taxes as % of FMS total revenue	10.2%	9.1%		8.8%	11.2%

FMS earnings before income taxes as % of FMS operating revenue (1)	11.6%	10.6%		10.1%	13.2%

	Three months ended December 31,			For the year ended December 31,
	2024	2023	Change	2024	2023	Change
Supply Chain Solutions

SCS total revenue	$1,340	1,301	3%	$5,300	4,875	9%
Subcontracted transportation and fuel	(333)	(328)	1%	(1,335)	(1,250)	7%
SCS operating revenue (1)	$1,007	972	4%	$3,965	3,625	9%

Segment earnings before income taxes	$90	57	58%	$332	231	44%

SCS earnings before income taxes as % of SCS total revenue	6.7%	4.4%		6.3%	4.7%

SCS earnings before income taxes as % of SCS operating revenue (1)	8.9%	5.8%		8.4%	6.4%

	Three months ended December 31,			For the year ended December 31,
	2024	2023	Change	2024	2023	Change
Dedicated Transportation Solutions

DTS total revenue	$615	443	39%	$2,446	1,785	37%
Subcontracted transportation and fuel	(143)	(119)	20%	(576)	(487)	18%
DTS operating revenue (1)	$472	324	46%	$1,870	1,298	44%

Segment earnings before income taxes	$34	31	10%	$125	121	4%

DTS earnings before income taxes as % of DTS total revenue	5.5%	6.9%		5.1%	6.8%

DTS earnings before income taxes as % of DTS operating revenue (1)	7.1%	9.4%		6.7%	9.3%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our North America fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended December 31,		For the year ended December 31,		2024/2023
	2024	2023	2024	2023	Three Months	Twelve Months
ChoiceLease
Average fleet count	145,300	139,000	145,000	137,800	5%	5%
End of period fleet count	145,300	138,900	145,300	138,900	5%	5%
Average active fleet count (1)	135,300	130,300	135,900	129,800	4%	5%
End of period active fleet count (1)	135,000	129,800	135,000	129,800	4%	4%

Commercial rental
Average fleet count	35,000	37,200	35,300	39,300	(6)%	(10)%
End of period fleet count	35,500	36,400	35,500	36,400	(2)%	(2)%
Rental utilization - power units (2)	73%	75%	70%	75%	(200)bps	(500)bps
Rental rate change - % (3)	(3)%	1%	(1)%	2%

Customer vehicles under SelectCare contracts
Average fleet count	44,900	51,800	48,900	52,700	(13)%	(7)%
End of period fleet count	41,800	51,600	41,800	51,600	(19)%	(19)%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,000	13,800	13,000	13,800	(6)%	(6)%
End of period power vehicles (4)	3,900	4,200	3,900	4,200	(7)%	(7)%

Customer vehicles under DTS contracts
End of period fleet count (4)	19,100	10,900	19,100	10,900	75%	75%
End of period power vehicles (4)	7,500	5,200	7,500	5,200	44%	44%

Used vehicle sales (UVS)
End of period fleet count	9,000	8,000	9,000	8,000	13%	13%
Used vehicles sold	4,700	7,200	22,000	24,200	(35)%	(9)%
UVS pricing change (5)
Tractors	(13)%	(39)%	(21)%	(37)%
Trucks	(12)%	(33)%	(23)%	(28)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended December 31,		For the year ended December 31,
(In millions)	2024	2023	2024	2023
Total revenue	$3,189	3,023	$12,636	11,783
Subcontracted transportation and fuel	(572)	(576)	(2,370)	(2,286)
Operating revenue (1)	$2,617	2,447	$10,266	9,497

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	For the year ended December 31,
(In millions)	2024	2023
Net cash provided by operating activities from continuing operations	$2,265	2,353
Proceeds from sales (primarily revenue earning equipment) (2)	551	827
Total cash generated (1)	2,816	3,180
Purchases of property and revenue earning equipment (2)	(2,683)	(3,234)
Free cash flow (1)	$133	(54)

COMPARABLE EARNINGS RECONCILIATION
	Three months ended December 31,		For the year ended December 31,
(In millions)	2024	2023	2024	2023
Earnings (loss) from continuing operations	$135	124	$489	406
Non-operating pension costs, net	8	7	31	31
Acquisition costs	1	2	6	2
FMS U.K. business exit	—	1	—	(19)
Currency translation adjustment loss	—	—	—	183
Other, net	6	—	5	(1)
Comparable earnings from continuing operations (1) (3)	$150	134	$531	602

Tax rate on continuing operations	25.4%	22.5%	26.0%	34.3%
Tax adjustments and income tax effects of non-GAAP adjustments (1)	(0.6)%	(0.4)%	(0.3)%	(8.2)%
Comparable tax rate on continuing operations (1)	24.8%	22.1%	25.7%	26.1%

————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended December 31,
(Dollars in millions)	2024	2023
Net earnings	$489	406
Other items impacting comparability	13	157
Tax impact (1)	(2)	8
Adjusted net earnings	$500	571

Average shareholders' equity	$3,078	3,041
Average adjustments to shareholders' equity (2)	2	(19)
Adjusted average shareholders' equity	$3,080	3,022

Adjusted return on equity (3)	16%	19%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended December 31,		For the year ended December 31,
(In millions)	2024	2023	2024	2023
Net earnings	$135	124	$489	406
Provision for income taxes	46	36	172	212
EBT	181	160	661	618
Non-operating pension costs, net	10	10	41	40
Acquisition costs	1	2	7	2
FMS U.K. business exit, primarily net commercial claim proceeds	—	—	—	(32)
Currency translation adjustment loss	—	—	—	188
Other, net	7	—	6	(1)
Comparable EBT (1)	199	172	715	815
Interest expense	100	84	386	296
Depreciation	419	438	1,694	1,712
Used vehicle sales, net	(18)	(22)	(72)	(193)
Intangible amortization	20	10	53	35
Comparable EBITDA	$720	682	$2,776	2,665
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

(In millions)	Twelve months ended December 31,
	2025	2024	Change
Total revenue	$12,900	12,636	2%
Subcontracted transportation and fuel	(2,400)	(2,370)	1%
Operating revenue (1)	$10,500	10,266	2%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	First Quarter 2025	Full Year 2025
EPS from continuing operations	$2.15 - $2.40	$12.40 - $13.40
Non-operating pension costs	0.15	0.60
Comparable EPS from continuing operations forecast (1)	$2.30 - $2.55	$13.00 - $14.00

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net cash provided by operating activities from continuing operations	$2,500
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,000

Purchases of property and revenue earning equipment (2)	(2,600)
Free cash flow (1)	$400
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net earnings	$550
Tax impact (1)	5
Adjusted net earnings for ROE (numerator) (2) [A]	$555

Average shareholders' equity [B]	$3,165

Adjusted return on equity (2) [A]/[B]	17.5%
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(1) Represents income taxes on other items impacting comparability.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.

ryder-financial